As filed with the Securities and Exchange Commission on April 29, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104-2870

(Address of principal executive offices) (Zip Code)

COHEN & COMPANY INC. 2010 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Joseph W. Pooler, Jr.

Chief Financial Officer

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104-2870

(215) 701-9555

(Name and address of agent for service)

(215) 701-9555

(Telephone number, including area code, of agent for service)

Copies to:

Darrick M. Mix, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

(215) 979-1206

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	1,580,000	$5.85	$9,243,000	$659.03
Preferred Stock Purchase Rights (3)	—	—	—	—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2)	Calculated pursuant to Rule 457(h) under the Securities Act based upon the average ($5.85) of the high ($5.99) and low ($5.70) prices of Cohen & Company Inc.’s (the “Registrant”) Common Stock reported by the NYSE Amex on April 27, 2010, which is within five (5) business days prior to the date of this registration statement.
(3)	Each share of Common Stock is accompanied by a right to purchase a unit consisting of one ten-thousandth of a share of the Registrant’s Series C Junior Participating Preferred Stock, par value $0.001 pursuant to a Rights Agreement between the Registrant and Mellon Investor Services LLC, as Rights Agent.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in the Cohen & Company Inc. 2010 Long Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 10, 2010;

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 18, 2010 and April 27, 2010, respectively;

(c) The description of the Registrant’s shares of common stock, par value $0.001 per share (the “Common Stock”), contained in the registration statement on Form 8-A filed by the Registrant with the Commission on December 16, 2009 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports filed for the purpose of updating such description; and

(d) The description of the Registrant’s preferred stock purchase rights contained in the registration statement on Form 8-A filed by the Registrant with the Commission on December 28, 2009 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant and each of its directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that the Registrant will indemnify the directors and the executive officers to the extent permitted by Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of the Registrant, or by reason of their serving as a director, officer or agent of another company at its request. In addition, the Registrant’s charter and bylaws require it to indemnify its present and former directors and any individual who served as a director of a predecessor of the Registrant for any liability incurred in their official capacity, and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding, to the fullest extent permitted under Maryland law. The Registrant’s charter and bylaws permit it, with the approval of its board of directors, to indemnify and to pay or reimburse the expenses of any officer, employee or agent of the Registrant or a predecessor of the Registrant, to the maximum extent permitted under Maryland law.

The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director is fairly and reasonably entitled to indemnification, even though the director did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. In addition, the Registrant has obtained directors and officers liability insurance, which covers its directors and executive officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-111018) filed with the Commission on February 6, 2004).

4.2	Articles of Amendment changing the Registrant’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate the Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.5	Articles of Amendment changing the Registrant’s name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.6	Articles Supplementary-Series C Junior Participating Preferred Stock of Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 28, 2009).

4.7	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 11, 2005).

4.8

Section 382 Rights Agreement, dated as of December 21, 2009, between the Registrant and Mellon Investor

Services LLC, as Rights Agent, which includes as Exhibits thereto the Form of Articles Supplementary Series

C Junior Participating Preferred Stock, Form of Rights Certificate, and Summary of Rights to Purchase

Series C Junior Participating Preferred Stock attached thereto as Exhibits A, B and C, respectively

(incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the Commission on

December 28, 2009).

4.9	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2007).

4.10	Form of 7.625% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 21, 2007).

4.11	Indenture, dated as of May 15, 2007, by and between the Registrant and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 21, 2007).

4.12	Cohen & Company Inc. 2010 Long-Term Incentive Plan.*

5.1	Opinion of Duane Morris LLP.*

23.1	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Cohen & Company Inc.*

23.2	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Strategos Deep Value Mortgage Fund LP, Strategos Deep Value Mortgage (Offshore) Fund LP, and Strategos Deep Value Mortgage Master Fund, Ltd.*

23.3	Consent of Ernst & Young LLP, Independent Auditor, regarding the financial statements of Brigadier Capital LP and Brigadier Capital Master Fund, Ltd.*

23.4	Consent of Duane Morris LLP (contained in Exhibit 5.1).*

24.1	Power of Attorney (included on signature pages of this Registration Statement).*

*	Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on this 29th day of April, 2010.

COHEN & COMPANY INC.

By:	/S/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr.
Chief Financial Officer (Principal Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Christopher Ricciardi, Joseph W. Pooler, Jr. and Rachel Fink, acting individually, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ DANIEL G. COHEN Daniel G. Cohen	Chairman of the Board of Directors Chief Executive Officer (Principal Executive Officer)	April 29, 2010

/S/ CHRISTOPHER RICCIARDI Christopher Ricciardi	President	April 29, 2010

/S/ JOSEPH W. POOLER, JR. Joseph W. Pooler, Jr.	Chief Financial Officer (Principal Financial Officer)	April 29, 2010

/S/ DOUG LISTMAN Doug Listman	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2010

/S/ RODNEY E. BENNETT Rodney E. Bennett	Director	April 29, 2010

Marc Chayette	Director

/S/ THOMAS P. COSTELLO Thomas P. Costello	Director	April 29, 2010

/S/ G. STEVEN DAWSON G. Steven Dawson	Director	April 29, 2010

/S/ JOSEPH DONOVAN Joseph Donovan	Director	April 29, 2010

/S/ JACK HARABURDA Jack Haraburda	Director	April 29, 2010

/S/ LANCE ULLOM Lance Ullom	Director	April 29, 2010

/S/ CHARLES W. WOLCOTT Charles W. Wolcott	Director	April 29, 2010

/S/ WALTER BEACH Walter Beach	Director	April 29, 2010

EXHIBIT INDEX

Exhibit No.	Document

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-111018) filed with the Commission on February 6, 2004).

4.2	Articles of Amendment changing the Registrant’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate the Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.5	Articles of Amendment changing the Registrant’s name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-K filed with the Commission on December 17, 2009).

4.6	Articles Supplementary-Series C Junior Participating Preferred Stock of Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 28, 2009).

4.7	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 11, 2005).

4.8

Section 382 Rights Agreement, dated as of December 21, 2009, between the Registrant and Mellon Investor

Services LLC, as Rights Agent, which includes as Exhibits thereto the Form of Articles Supplementary Series

C Junior Participating Preferred Stock, Form of Rights Certificate, and Summary of Rights to Purchase

Series C Junior Participating Preferred Stock attached thereto as Exhibits A, B and C, respectively

(incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the Commission on

December 28, 2009).

4.9	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2007).

4.10	Form of 7.625% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 21, 2007).

4.11	Indenture, dated as of May 15, 2007, by and between the Registrant and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 21, 2007).

4.12	Cohen & Company Inc. 2010 Long-Term Incentive Plan.*

5.1	Opinion of Duane Morris LLP.*

23.1	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Cohen & Company Inc.*

23.2	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Strategos Deep Value Mortgage Fund LP, Strategos Deep Value Mortgage (Offshore) Fund LP, and Strategos Deep Value Mortgage Master Fund, Ltd.*

23.3	Consent of Ernst & Young LLP, Independent Auditor, regarding the financial statements of Brigadier Capital LP and Brigadier Capital Master Fund, Ltd.*

23.4	Consent of Duane Morris LLP (contained in Exhibit 5.1).*

24.1	Power of Attorney (included on signature pages of this Registration Statement).*

*	Filed herewith.